Calculation of Filing Fee Tables
F-4
Bradbury Capital Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Ordinary Shares, $0.0001 par value per share	457(a)	2,976,709	$ 10.00	$ 29,767,090.00		$ 3,280.33
Fees Previously Paid	2	Equity	Warrants to be issued to Warrantholders of TETE	457(a)	11,500,000	$ 0.0399	$ 458,850.00		$ 50.57
Fees Previously Paid	3	Equity	Ordinary Shares underlying Warrants to be issued to Warrantholders of TETE	457(a)	11,500,000	$ 11.50	$ 132,250,000.00		$ 14,573.95
Fees Previously Paid	4	Equity	Ordinary Shares, $0.0001 par value per share	457(a)	3,407,500	$ 10.00	$ 34,075,000.00		$ 5,216.88
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 196,550,940.00		$ 23,121.73
			Total Fees Previously Paid:						$ 23,121.73
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457 by multiplying the proposed maximum aggregate offering price of securities to be registered by the fee rate.

[2]	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457 by multiplying the proposed maximum aggregate offering price of securities to be registered by the fee rate.

[3]	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457 by multiplying the proposed maximum aggregate offering price of securities to be registered by the fee rate.

[4]	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457 by multiplying the proposed maximum aggregate offering price of securities to be registered by the fee rate.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date